Form N-SAR

Sub-Item 77C
Matters Submitted to a Vote of Security Holders
333-33978, 811-9885

Shareholder Meeting

Janus Adviser Perkins Mid Cap Value Fund
----------------------------------------

A Special Meeting of Shareholders of Janus Adviser Mid Cap Value Fund was held on October 30, 2008 and adjourned and reconvened on December, 16, 2008. At the meeting, the following matters were voted on and approved by the Shareholders. Each vote reported represents one share held on the record date of the meeting. The results of the Special Meeting of Shareholders are noted below.

Proposal 1

To approve a new subadvisory agreement between Janus Capital Management LLC and Perkins, Wolf, McDonnell and Company, LLC so that Perkins, Wolf, McDonnell and Company, LLC can continue to serve as Janus Adviser Mid Cap Value Fund's subadviser.

------------------------------------------------------------------------------------------------------
                                                                 Number of Shares
------------------------------------------------------------------------------------------------------
                             Record Date
          Fund             Total of Shares       Affirmative         Against            Abstain
------------------------------------------------------------------------------------------------------
 Janus Adviser Mid Cap
       Value Fund             68,449,755         28,635,906          967,279           1,972,551
------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                Percentage of Outstanding Shares                     Percentage of Shares Voted
----------------------------------------------------------------------------------------------------------------------------
                                                               Broker                                             Broker
         Fund            Affirmative    Against    Abstain    Non-Vote     Affirmative    Against    Abstain     Non-Vote
----------------------------------------------------------------------------------------------------------------------------
 Janus Adviser Mid Cap
      Value Fund            41.84%       1.41%      2.88%    4.10%           83.28%        2.81%      5.74%        8.17%
----------------------------------------------------------------------------------------------------------------------------

Proposal 2

To approve an amended and restated investment advisory agreement between Janus Capital Management LLC and Janus Adviser Series, on behalf of Janus Adviser Mid Cap Value Fund, to reallocate the obligation to compensate any subadviser engaged by Janus Capital.

------------------------------------------------------------------------------------------------------
                                                              Number of Shares
------------------------------------------------------------------------------------------------------
                        Record Date
                         Total of                                                           Broker
        Fund              Shares        Affirmative        Against          Abstain        Non-Vote
------------------------------------------------------------------------------------------------------
 Janus Adviser Mid
   Cap Value Fund       68,449,755       28,168,693       1,254,508        2,152,531      2,807,652
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                               Percentage of Outstanding Shares                             Percentage of Shares Voted
------------------------------------------------------------------------------------------------------------------------------------
                                                                 Broker                                                   Broker
       Fund           Affirmative      Against      Abstain     Non-Vote     Affirmative    Against        Abstain       Non-Vote
------------------------------------------------------------------------------------------------------------------------------------
 Janus Adviser Mid
  Cap Value Fund         41.15%         1.83%        3.15%        4.10%        81.92%        3.65%          6.26%          8.17%
------------------------------------------------------------------------------------------------------------------------------------

Janus Adviser Perkins Small Company Value Fund
----------------------------------------------

A Special Meeting of Shareholders of Janus Adviser Small Company Value Fund was held on October 30, 2008 and adjourned and reconvened on November 25, 2008. At the meeting, the following matters were voted on and approved by the Shareholders. Each vote reported represents one share held on the record date of the meeting. The results of the Special Meeting of Shareholders are noted below.

Proposal 1

To approve a new subadvisory agreement between Janus Capital Management LLC and Perkins, Wolf, McDonnell and Company, LLC, with respect to Janus Adviser Small Company Value Fund, appointing Perkins, Wolf, McDonnell and Company, LLC as subadviser to Janus Adviser Small Company Value Fund.

-----------------------------------------------------------------------------------------------------------------
                                                                        Number of Shares
-----------------------------------------------------------------------------------------------------------------
                                Record Date
            Fund              Total of Shares    Affirmative      Against        Abstain       Broker Non-Vote
-----------------------------------------------------------------------------------------------------------------
    Janus Adviser Small
       Company Value             3,472,731        1,554,057       83,924         109,282            29,800
         Portfolio
-----------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                      Percentage of Outstanding Shares                          Percentage of Shares Voted
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Broker Non-                                        Broker Non-
          Fund              Affirmative    Against      Abstain          Vote      Affirmative    Against     Abstain       Vote
------------------------------------------------------------------------------------------------------------------------------------
   Janus Adviser Small
      Company Value           44.75%        2.42%        3.15%          0.86%        87.45%        4.72%       6.15%       1.68%
        Portfolio
------------------------------------------------------------------------------------------------------------------------------------

Proposal 2

To approve an amended investment advisory agreement between Janus Capital Management LLC and Janus Adviser Series, on behalf of Janus Adviser Small Company Value Fund, to change the investment advisory fee rate from a fixed rate to a rate that adjusts up or down based upon Janus Adviser Small Company Value Fund's performance relative to its benchmark index, the Russell 2000(R) Value Index.

-----------------------------------------------------------------------------------------------------------------
                                                                       Number of Shares
-----------------------------------------------------------------------------------------------------------------
                          Record Date Total
          Fund                of Shares          Affirmative        Against         Abstain      Broker Non-Vote
-----------------------------------------------------------------------------------------------------------------
  Janus Adviser Small
Company Value Portfolio       3,472,731           1,502,868         135,420         180,976          29,799
-----------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                      Percentage of Outstanding Shares                          Percentage of Shares Voted
------------------------------------------------------------------------------------------------------------------------------------
                                                                        Broker                                            Broker
          Fund              Affirmative    Against      Abstain        Non-Vote    Affirmative   Against     Abstain     Non-Vote
------------------------------------------------------------------------------------------------------------------------------------
   Janus Adviser Small
 Company Value Portfolio      43.28%        3.90%        3.14%          0.86%        84.57%       7.62%      6.13%        1.68%
------------------------------------------------------------------------------------------------------------------------------------